                                 EXHIBIT 10.36
                                 -------------

              DISTRIBUTION AGREEMENT DATED JANUARY 1, 1996 BETWEEN
                      THE REGISTRANT AND IBM CORPORATION*





-----------------------
* Confidential Treatment pursuant to 17 CFR (S)(S) 200.80, 200.83, and 230.406 and 5 USC (S) 502 has been requested regarding certain portions of the indicated Exhibit, which portions have been filed separately with the Commission.

                                                                   Exhibit 10.36
                                                                   -------------
                                                Confidential Treatment Requested


IBM BUSINESS PARTNER AGREEMENT                                IBM
                                                            BUSINESS
MANAGING INDUSTRY REMARKETER PROFILE                        PARTNER

--------------------------------------------------------------------------------

We welcome you as an IBM Business Partner.

This Profile covers the details of your authorization to market our Products to Customers. Like you, we are committed to providing the highest quality Products to the Customer. As our managing industry remarketer, please let us know if you have any questions or problems with our Products.

By signing below, each of us agrees to the terms of the following (collectively called the "Agreement"):

     (a)  this Profile;

     (b) Remarketer General Terms (Z125-4800-07 05/95); and

     (c) the applicable Attachments referred to in this Profile.

This Agreement and its applicable Transaction Documents are the complete agreement regarding this relationship, and replace any prior oral or written communications between us. Once this Profile is signed, 1) any reproduction of this Agreement or a Transaction Document made by reliable means (for example, photocopy or facsimile) is considered an original and 2) all Products you order and Services you perform under this Agreement are subject to it.


Revised Profile (yes/no):  no               Date received by IBM:  02/20/96
                         ------                                  --------------

Agreed to:  (IBM Business Partner name)     Agreed to:
SCANSOURCE                                  International Business Machines
GREENVILLE, SC 29615                        Corporation


By /s/ STEVEN H. OWINGS                     By /s/ TERRY WEBB
   -----------------------------------         --------------------------------
   Authorized signature                        Authorized signature

Name (type or print): Steven H. Owings      Name (type or print): Terry Webb

Date 1/29/96                                Date: 3/8/96

IBM Business Partner address:               IBM Office address:
SCANSOURCE                                  4111 NORTHSIDE PARKWAY, LO8C3
                                            ATLANTA, GA 30327-3098
6 LOGUE COURT, SUITE G
GREENVILLE, SC 29615

After signing please return a copy of this Profile to the local "IBM Office address" shown above.


                          DETAILS OF OUR RELATIONSHIP


1. CONTRACT-PERIOD START DATE (MONTH/YEAR): 01/96         DURATION (MONTHS): 12
                                           -------                          ----
   The start date is always the first day of a month. The start date does not change with a revised Profile.

2. RELATIONSHIP APPROVAL/ACCEPTANCE OF ADDITIONAL TERMS:
   For our approved relationship, each of us agrees to the terms of the following Attachments by signing this Profile. Copies of those Attachments are included. Please make sure you have them (and the Remarketer General Terms) and notify us if any are missing.

                                          APPROVED
AUTHORIZED RELATIONSHIP                   (YES/NO)   ATTACHMENT
1)  Managing Industry Remarketer          yes        Z125-4579-06  07/95 and
                                          ---        Z125-4805-09  07/95

    Industry Remarketer Attachment:       yes
    Attachment for SureOne Point-of-Sale  ---
       Terminal (4614)
THE FOLLOWING OFFERING HAS ADDITIONAL
TERMS IN THE APPLICABLE ATTACHMENT.

1)  Market Development Fund               yes        Z125-5215-00  03/94
                                          ---


3. NAME AND ADDRESS OF YOUR AGGREGATOR, IF APPLICABLE:
   You may receive Products through this Aggregator. By selecting this Aggregator, you agree that it (and not we) will provide the functions identified in the Remarketer General Terms as the Aggregator's responsibility.

N/A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

4. PRODUCT APPROVAL:
   The following Products are listed in either the Industry Remarketer Exhibit, the Dealer Exhibit, the Software Remarketer Exhibit, or the Managing Industry Remarketer- Schedule A. The terms of the applicable Exhibit or Schedule A apply to the Products listed in it. Approval to market the Products includes approval for you to acquire them for development purposes.

                                               APPROVED TO MARKET TO
                                               RESELLERS(1) (YES/NO)
SYSTEM TYPES
1) IBM RISC System/6000                                         no
                                                                --
2) IBM 9402                                       no
                                                  --
3) IBM 9404 (2)                                                 no
                                                                --
4) IBM 9406                                       no
                                                  --
5) IBM 4694 and IBM 4695 Retail POS Products      yes
                                                  ---
6) IBM Network Integration                                      no
                                                                --

SYSTEM UNITS (3) (4)                              yes
                                                  ---
1) IBM PC
   as workstations
2) IBM PC Server                                                yes
   as workstations                                              ---

                                    2 of 5

3) ThinkPad                                                     yes
   as workstations                                              ---

PRODUCT CATEGORIES
1) IBM Finance Products - Category J1                           no
                                                                --
2) IBM Storage Products (5)
   Category S1 Products (6)                                     no
                                                                --
   Category S2 Products (7)                                     no
                                                                --
   Category S3 Products (6) (7)                                 no
                                                                --
   Category S4 Products (6)                                     no
                                                                --

(1) You may market only to resellers approved by us who 1) market Products together with their value-added enhancement (which we have previously approved) and 2) do not market to other resellers. When we approve you for Products listed in the Industry Remarketer Exhibit, you are also approved for their associated Programs and peripherals listed in the Industry Remarketer and Dealer Exhibits. When we approve you to market personal computer Products, you are also approved for their associated Programs and peripherals listed in the Dealer Exhibit.
(2) The IBM 9404 Models 300, 310, 320 and 30S, which are only available as model conversions, may be made available to you on an exception basis.
(3)  May be available from an Aggregator.
(4) May only be used, in conjunction with your value added enhancement, as 1) peripherals to IBM System Types, or 2) peripherals to point-of-sale systems.
(5) Remarketers approved to market the IBM RISC System/6000 and the IBM AS/400 System Types, may market IBM Storage Products.
(6) Your resellers may remarket these Products without a value-added enhancement.
(7)  You are also approved for Category S1 Products.


EXCLUSIONS, IF APPLICABLE:
Although included by reference above, you are not approved for these individual Products.

            N/A
            ---------------     ---------------     ---------------
            ---------------     ---------------     ---------------
            ---------------     ---------------     ---------------

                                    3 of 5

5.  AUTHORIZED LOCATIONS:

    TOTAL NUMBER OF AUTHORIZED LOCATIONS LISTED IN THIS PROFILE:  1
                                                                 ---
-------------------------------------------------------------------------------
Loc. ID    Authorized Location (street address, city, state, ZIP code)
-------------------------------------------------------------------------------
83639      6 LOGUE COURT
           GREENVILLE, SC 29615
-------------------------------------------------------------------------------
           MINIMUM RENEWAL CRITERIA
-------------------------------------------------------------------------------
           Product Name                     Volumes/Revenue/Other
          ---------------------------------------------------------------------
           POS PRODUCTS
          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------
           MINIMUM NUMBER OF TRAINED PERSONNEL
          ---------------------------------------------------------------------
           Product/Course Name     Mgmt    Sales     Prog Support     Service
          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

-------------------------------------------------------------------------------
Loc. ID    Authorized Location (street address, city, state, ZIP code)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
           MINIMUM RENEWAL CRITERIA
          ---------------------------------------------------------------------
           Product Name                     Volumes/Revenue/Other
          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------
           MINIMUM NUMBER OF TRAINED PERSONNEL
          ---------------------------------------------------------------------
           Product/Course Name     Mgmt    Sales     Prog Support     Service
          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

                                    4 of 5

6. YOUR COMMITMENT, IF APPLICABLE:

   A) This section identifies by System Type (1): your Contract Period System Revenue Commitment (2); its Applicable Discount Percentage (3); and, the Minimum Revenue Attainment you are required to achieve at the mid-point of your Contract Period, in order to maintain the current discount percentage
      (4). At your request we will review your Revenue Attainment, any time during the contract period to determine if you qualify for a higher discount percentage.

      At the mid-point of your contract period, IBM will review your Revenue Attainment by System Type. If it is less than the amount specified in column (4), your discount percentage will be adjusted downward one level for the remainder of the contract period.

---------------------------------------------------------------------------------------------------
     (1)                (2)                        (3)                               (4)
 System Type       System Revenue           Applicable Discount             Six Months'* Minimum
                     Commitment                 Percentage                  Revenue Attainment to
                                                                              Maintain Current
                                                                             Discount Percentage
---------------------------------------------------------------------------------------------------
  IBM RISC              N/A         Commercial - Machines NA Programs NA              NA
                        ---                               --          --              --
                                    Federal**  - Machines NA Programs NA
                                                          --          --
 System/6000
---------------------------------------------------------------------------------------------------

*12 Months if you have a 24-month Contract
**The discount which applies to sales to the Federal Government are listed in the Industry Remarketer Federal Discount Schedule F.

B) This applies only to those Products listed in the Industry Remarketer Exhibit which require a quantity commitment.


COMMITTED                                    COMMITTED QUANTITY OF
CATEGORY                                     PRODUCTS BY CATEGORY

----------------------------------------     ----------------------------------

----------------------------------------     ----------------------------------

----------------------------------------     ----------------------------------

----------------------------------------     ----------------------------------

----------------------------------------     ----------------------------------


7.   ASSIGNMENT OF WARRANTY SERVICE RESPONSIBILITY, IF APPLICABLE:
     You assign to us, or an IBM Premier Personal Computer Servicer, Warranty Service responsibility for the following Dealer Exhibit Machines.


TYPE/MODEL     TYPE/MODEL     TYPE/MODEL     TYPE/MODEL

------------   ------------   ------------   ------------

------------   ------------   ------------   ------------

------------   ------------   ------------   ------------

------------   ------------   ------------   ------------

Unless you wish to make this assignment to us, please specify the name of the IBM Premier Personal Computer Servicer:

---------------------------------------------------------------------

8. ADDITIONAL TERMS:

   The attached Transaction Document, "Schedule A," contains additional terms. Please make sure you have it and notify us if it is missing.

                                    5 of 5

           ATTACHMENT TO IBM BUSINESS PARTNER AGREEMENT - REMARKETER


                    MANAGING INDUSTRY REMARKETER ATTACHMENT


            ATTACHMENT FOR SUREONE POINT-OF-SALE TERMINAL (SUREONE)



The terms included in this Attachment amend the above agreement for the period beginning January 1, 1996 and ending December 31, 1996.

IBM BUSINESS PARTNER AGREEMENT - REMARKETER

MANAGING INDUSTRY REMARKETER - ATTACHMENT

This Attachment for Machine Type 4614 Point-of-Sale Terminal (hereinafter referred to as SureOne) is added to your-IBM Business Partner Agreement - Remarketer.

The following terms and conditions apply to the acquisition and resale of the IBM 4614 only and are in addition to those contained in the IBM Business Partner Agreement - Remarketer.

RESPONSIBILITIES

     SCANSOURCE (YOU)

     [*]




























* Redacted pursuant to application for confidential treatment.

[*]

IBM

     [*]
































IBM ORDERING REQUIREMENTS

     [*]







DELIVERY TO IRA

     [*]








* Redacted pursuant to application for confidential treatment.

WARRANTY SERVICE

     [*]


RETURNS

     [*]


WITHDRAWN SUREONE PRODUCTS

     [*]


FORECASTS

     [*]


PRICE REDUCTION CREDIT PROVISIONS

     [*]


LEAD MANAGEMENT

     [*]


ENDING OF ATTACHMENT

     [*]


* Redacted pursuant to application for confidential treatment.

     [*]


* Redacted pursuant to application for confidential treatment.

IBM BUSINESS PARTNER AGREEMENT

REMARKETER GENERAL TERMS

-------------------------------------------------------------------------------
                               TABLE OF CONTENTS

   Section    Title                                            Page

      1.      Definitions.....................................   2
      2.      Agreement Structure.............................   3
      3.      Our Relationship................................   4
      4.      Marketing Funds and Promotional Offerings.......   7
      5.      Status Change...................................   7
      6.      Export of Products..............................   7
      7.      Federal Reporting Requirements..................   8
      8.      Ordering and Delivery...........................   8
      9.      Inventory Adjustments...........................   9
     10.      Prices and Price Changes........................  10
     11.      Invoicing, Payment, and Taxes...................  10
     12.      Title...........................................  11
     13.      Risk of Loss....................................  12
     14.      Engineering Changes.............................  12
     15.      Licensed Internal Code..........................  12
     16.      Programs........................................  13
     17.      Installation and Warranty.......................  13
     18.      Warranty Service................................  14
     19.      Marketing of IBM Maintenance Services...........  16
     20.      Patents and Copyrights..........................  16
     21.      Liability.......................................  17
     22.      Trademarks......................................  18
     23.      No Property Rights..............................  19
     24.      Changes to the Agreement Terms..................  19
     25.      Ending the Agreement............................  19
     26.      Waiver of Noncompliance.........................  20
     27.      Electronic Communications.......................  20
     28.      Geographic Scope................................  21
     29.      Governing Law...................................  21

                                    1 of 21

IBM BUSINESS PARTNER AGREEMENT

REMARKETER GENERAL TERMS

--------------------------------------------------------------------------------

1.   DEFINITIONS

     AGGREGATOR is our remarketer who we authorize to acquire Products from us to supply to its Customers who are also our remarketers. In addition, we may authorize a remarketer to supply our Products to others (for example, our industry remarketers). An "Aggregator" is responsible for ordering, delivery, invoicing, payment, taxes, price reductions and inventory adjustments. In your Profile, we specify 1) the identity of your "Aggregator," if any, or 2) if we approve you as an "Aggregator."

     AUTHORIZED LOCATION is a site, controlled and operated by you, at which we authorize you to perform your responsibilities under this Agreement. We may specify in your Profile certain requirements to which you must adhere at each Authorized Location (such as, minimum renewal criteria and minimum number of trained personnel).

     CUSTOMER is either an End User, or a reseller who does not market to other resellers We specify in your Profile if we authorize you to provide Products to End Users, resellers, or both.

     CUSTOMER-SET-UP MACHINE is an IBM Machine that you (or your Customer) set up according to our instructions.

     END USER is anyone, unaffiliated with you (except if you are a qualified educational institution), who acquires Products for its own use and not for resale.

     MACHINE is an IBM or non-IBM machine, its features, conversions, upgrades, elements, accessories, cables, or any combination of them (provided by us or your Aggregator) that we approve you to provide to your Customers.

     PRODUCT is a Machine, Program, or Service.

     PROGRAM is an IBM or non-IBM licensed program (provided by us or your Aggregator) that we approve you to provide to your Customers. The term "Program" does not include Licensed Internal Code.

     SERVICE is assistance (for example, Product maintenance) that we approve you to perform or market. The term "Service" includes use of a resource (such as a network) that we approve you to provide to your Customers.

                                    2 of 21

2.   AGREEMENT STRUCTURE

     The Remarketer General Terms apply to all our remarketers.

     PROFILES

     We specify the details of our relationship (for example, the type of remarketer you are) in a document called a "Profile." Each of us agrees to the terms of the Profile, the Remarketer General Terms, and the applicable Attachments referred to in the Profile, (collectively called the "Agreement"), by signing the Profile.

     ATTACHMENTS

     We describe additional terms that apply to our relationship in documents called "Attachments." For example, we describe the additional terms that apply specifically to dealers in an Attachment. Several Attachments may apply to you. We specify in your Profile the Attachments that apply.

     TRANSACTION DOCUMENTS

     We will provide to you the appropriate "Transaction Documents" that confirm the details of your order or provide additional information about our relationship. The following are examples of Transaction Documents with examples of the information they may contain:

     1.  invoices (item, quantity, price, and amount due);

     2.  addenda (trial period and trial Products); and

     3.  exhibits (eligible Products, warranty information, and other Product-
         specific information).   We may change the terms of an exhibit on
         written notice.

     CONFLICTING TERMS

     If there is a conflict among the terms in the various documents, those of an Attachment prevail over those of the Remarketer General Terms. The terms of a Profile prevail over those of both of these documents. The terms of a Transaction Document prevail over those of all the documents.

     OUR ACCEPTANCE OF YOUR ORDER

     A Product becomes subject to this Agreement when we accept your order by

     1.  sending you a Transaction Document; or

                                    3 of 21

     2.  providing the Product to you.

     ACCEPTANCE OF THE TERMS IN A TRANSACTION DOCUMENT

     You accept the terms in a Transaction Document by doing any of the following:

     1.  signing it;

     2.  accepting the Product described in the Transaction Document;

     3.  providing the Product to your Customer; or

     4.  making any payment for the Product.

3.   OUR RELATIONSHIP

     MUTUAL RESPONSIBILITIES

     Each of us agrees that under this Agreement:

     1. the Products we approve you to market are complex in nature and require that you provide high quality support, both before and after the sale, to ensure Customer satisfaction;

     2. we offer a money-back guarantee to End Users for certain Products. You agree to inform the Customer of the terms of this guarantee before the applicable sale. For any such Product, you agree to 1) accept its return within the time frame we specify, 2) refund the full amount paid to you for it, and 3) dispose of it (including all its components) as we specify. We will pay transportation charges for return of the Product to us and will give you an appropriate credit;

     3. you are an independent contractor. Neither of us is a legal representative or agent of the other. Neither of us is legally a partner of the other (for example, neither of us is responsible for debts incurred by the other), and you are not our employee or franchisee;

     4. each is free to enter into similar agreements with others, to market competitive Products, and to conduct its business in whatever way it chooses, provided there is no conflict with this Agreement. We may increase or decrease the number of our remarketers, the types of distribution channels, and the number of participants in such channels;

     5. each is free to establish its own prices and terms and neither of us will discuss its customer prices and terms in the presence of the other;

                                    4 of 21

     6. all information exchanged is nonconfidential. If either of us requires the exchange of confidential information, it will be made under a signed confidentiality agreement;

     7. we will provide you with access to our information systems only in support of your authorized marketing activities. Programs associated with these systems are subject to the terms of their applicable license agreements, except that you may not transfer them;

     8. neither of us will bring a legal action against the other more than two years after the cause of action arose; and

     9. you may acquire an insignificant number of Products for your own internal use.


     YOUR OTHER RESPONSIBILITIES

     You agree not to do any of the following:

     1. assign, or otherwise transfer, this Agreement or your rights under it, delegate your obligations, or appoint another reseller (including a related company) - or agent to represent you or to market our Products, without our prior written consent. Any attempt to do so is void;

     2. assume or create any obligations on our behalf, or make any representations or warranties about us or our Products, other than those we authorize; or

     3. conduct your business in a way (for example, failure to maintain the highest quality professionalism in all your dealings with Customers) that adversely affects our reputation or goodwill.

     You agree to:

     1.  sell only to End Users, unless otherwise specified in this Agreement,

     2. be responsible for Customer satisfaction with our Products and all your related activities, and participate in Customer-satisfaction programs as we determine. For example, if we request, you agree to provide us with the names and addresses of all End Users who have acquired our Products from you;

     3.  actively and diligently promote our Products;

     4. ensure that your compensation or incentive plans for your employees who market our Products are not unfair to us in comparison with your plans for competitive products you market;

                                    5 of 21

     5. meet, during the contract period, any minimum renewal criteria specified in your Profile. These criteria are a measurement of the performance expected of you (such as sales);

     6. maintain trained personnel and comply with any certification requirements;

     7. provide us with relevant financial information about your business enterprise on request;

     8. furnish sales receipts to your Customers before or upon delivery of Products. You agree to specify on the sales receipt your Customer's name and address, the Machine type/model and serial number, installed location, date of sale, any non-IBM alterations or attachments made, and the Warranty Service provider;

     9. provide us with any Customer documents we require, within 10 days of the applicable transaction (for example, End User signing of our license or maintenance agreement);

     10. provide us with sales and inventory information for our Products on request;

     11. retain records by location of each Product transaction (for example, a sale or credit) for five years and of each warranty claim for three years. Records must include (as applicable) Machine type/model and serial number, Authorized Location to which distributed, and Customer name and address;

     12. assist us in tracing and locating Products;

     13. provide us with sufficient, free, and safe access to your facilities, at a mutually-convenient time, for us to fulfill our obligations. If you become aware of any unsafe conditions or hazardous materials to which our personnel would be exposed at any of your facilities, you agree to notify us promptly; and

     14. comply with all laws and regulations (such as those governing consumer transactions).


     OUR REVIEW OF YOUR COMPLIANCE WITH THIS AGREEMENT

     We may periodically review your performance under this Agreement. You agree to provide us with relevant records on request. We have the right to reproduce them, retain the copies, and audit your compliance with this Agreement on your premises during your normal business hours. We may use an independent auditor for this.

                                    6 of 21

4.   MARKETING FUNDS AND PROMOTIONAL OFFERINGS

     You agree to use any marketing funds and promotional offerings according to our guidelines. For Products you provide to resellers, you agree to administer and disburse these funds or offerings in a proportional and equitable manner. You also agree to keep records of such funds or offerings for three years.

     We may withhold or recover marketing funds and promotional offerings if you breach any of the terms of this Agreement. Upon notice of termination, any marketing funds and promotional offerings will no longer be available for use by, or accrual to, you.


5.   STATUS CHANGE

     You agree to give us prompt written notice (unless precluded by law or regulation) of any change, or anticipated change, in your financial condition, business structure, or operating environment (for example, a material change in equity ownership or management, closing or relocation of an Authorized Location, or any change to information supplied in your application). Such change or failure to give notice may result in termination of this Agreement.


6.   EXPORT OF PRODUCTS

     You are not authorized to actively market Products outside the geographic scope of this Agreement, and you agree not to use anyone else to do so.

     If a Customer acquires a Product for export, our responsibilities under this Agreement no longer apply to that Product. You agree to use your best efforts to ensure that your Customer complies with United States export laws and regulations, and any import requirements of the destination country. Before the sale of a Product, you agree to prepare a support plan for it and obtain your Customer's agreement to that plan. Within one month of sale, you agree to provide us with the Customer's name and address, Machine type/model and serial number, date of sale, and destination country.

     We exclude these Products from:

     1.  attainment of your minimum renewal criteria;

     2.  attainment of your committed quantities:

     3. qualification for applicable promotional offerings and marketing funds; and

     4.  qualification for any lower prices.

                                    7 of 21

     We may also reduce future supply allocations to you by the number of exported Products.

     The license agreement of certain Programs state the country in which the license is valid. Such Programs may not be exported.


7.   FEDERAL REPORTING REQUIREMENTS

     To comply with Federal law, you agree not to employ or compensate any individuals to perform activities under this Agreement (without our prior written approval) who were, within the last two years:

     1.  members of the armed forces in a pay grade of 0-4 or higher; or

     2. civilians employed by the Department of Defense with a pay rate equal to, or greater than, the minimum rate for a grade GS-13.

     You agree to provide us with any information that we need to comply with this law.


8.   ORDERING AND DELIVERY

     You may order Products either from us or your Aggregator. We accept orders for withdrawn Products subject to their availability.

     On our request, you agree to make reasonable efforts to use our automated order-entry system. You agree to pay all expenses associated with it.

     We will mutually agree to a location to which we ship Products. We will use reasonable efforts to meet your requested delivery dates for Products you order from us. We select the method of transportation and pay associated charges for Products we ship.

     You agree to notify us within 20 days of receipt, of any discrepancies between our shipping manifest and the Products received from us. We will work with you to reconcile any differences.


     CANCELLATION OF AN ORDER

     You may cancel an order for a Product before we ship it. We may charge you a cancellation charge. We determine this charge by multiplying the amount we charge you for the Product by the cancellation-charge percent. We will inform you in writing of that percent. The cancellation charge does not

                                    8 of 21
     apply to a Product if 1) we postpone its shipment for more than 15 days from its estimated shipment date and 2) you cancel your order before shipment.

     We may not be able to honor a cancellation request received less than 10 business days before the Product's estimated shipment date. If you return such Product, our inventory-adjustment terms apply.


     DELAYED SHIPMENT OF A PRODUCT

     Circumstances may arise where we delay the shipment of a Product due to our inability to meet the original estimated shipment date. If this delay causes the estimated shipment date to be after the end of your contract period, the terms of this Agreement apply to that Product. It will be treated as if you had acquired it during the contract period.


9.   INVENTORY ADJUSTMENTS

     For purposes of rebalancing your inventory, we will inform you in writing which Products you may return to us for credit, their inventory-adjustment categories, and any terms associated with these categories. We will issue a credit to you when we accept the returned Product. You may use the credit only after we issue it.

     We may charge you a handling charge for returned Products. We determine this charge by multiplying the inventory-adjustment credit amount for the Product by the handling-charge percent. We will inform you n writing of that percent. You agree to pay shipping charges for Products you return. They must be in our original, undamaged packages (unopened for Machines), and without any non-IBM labels.

     Certain Products may be acquired only as Machines and Programs packaged together as a solution. These Products must be returned with all their components intact. However, we do not require the shipping container to be unopened for some of these Products (for example, Selected Academic Solutions), as we determine.

     Returned Products must be unused and in new condition. You agree to ensure that the Products are free of any legal obligations or restrictions that prevent their return. We accept them only from locations to which we ship Products.

     We will reject any returned Product that does not comply with these terms and send it back to you at your expense.

                                    9 of 21

10.  PRICES AND PRICE CHANGES

     We will specify the prices for each Product and inform you of any changes. Price increases do not apply to you if we receive your order before the effective date of the increase. You receive the benefit of a price decrease for Products we ship on or after the effective date.

     PRICE-REDUCTION CREDITS

     If we decrease the price for a Product, you may be eligible to receive a price-reduction credit for eligible Products in your inventory. We will specify the Product's price-reduction credit category and associated terms in writing, and will inform you periodically of any changes. You may use the credit only after we issue it.

     ADDITIONAL CHARGES

     Depending on the circumstances, additional charges may apply. For example, if we perform a Service for you, we charge an additional amount. We will notify you in advance if these charges apply.

     FEE PAYMENTS

     When you perform certain activities, such as those we may specify in exhibits, we will pay you a fee.


11.  INVOICING, PAYMENT, AND TAXES

     Payment in full is due upon receipt of our invoice. You agree to pay as we specify in the invoice. We may offset any amounts due you, or designated for your use (for example, marketing funds or promotional offerings), against amounts due us or any of our subsidiaries.

     You agree to pay amounts equal to any applicable taxes resulting from any transaction under this Agreement. This does not include taxes based on our net income. You are responsible for personal property taxes for each Product from the date we ship it to you or the End User.

     You agree to provide us with valid reseller-exemption documentation for each applicable taxing jurisdiction to which we ship Products. Otherwise, we will charge you all applicable state and local taxes or duties. You


                                   10 of 21
     agree to notify us promptly if this documentation is revoked or modified. You are liable for any claims or assessments that result from any taxing jurisdiction refusing to recognize your exemption.

     FAILURE TO PAY ANY AMOUNTS DUE

     If your account becomes delinquent, you agree that we may do one or more of the following:

     1. impose a finance charge, up to the maximum permitted by law, on the delinquent portion of the balance due;

     2.  require cash payment on or before delivery of any Products;

     3. repossess any Products. If we do so, you agree to pay all expenses associated with repossession and collection, including reasonable attorney's fees. You agree to make the Products available to us at a site that is mutually convenient;

     4.  terminate this Agreement; or

     5.  pursue any other remedy available at law.

     In addition, if your account with any of our subsidiaries becomes delinquent, we may invoke any of these options allowable by law.


12.  TITLE

     As an Aggregator, when you order a Machine from us, we do not transfer title to you. As any other remarketer, when you order a Machine, we transfer title to you when the Machine is shipped by us or your Aggregator.

     Any prior transfer of title to a Machine to you is void from its inception when 1) it is accepted as a returned Machine, or 2) the End User finances it through the IBM Credit Corporation.

     We do not transfer title to Programs.


     PURCHASE MONEY SECURITY INTEREST

     We reserve a purchase money security interest in a Machine, and you grant us a purchase money security interest in your proceeds from the sale of, and your accounts receivable for a Product, until we receive the amounts due for a feature, conversion, or upgrade involving the removal of parts that become our property, we reserve the security interest until we receive

                                   11 of 21
     the amounts due and the removed parts. You agree to sign an appropriate document (for example, a "UCC-1") to permit us to perfect our purchase money security interest.

     END USER LEASE FINANCING

     If an End User obtains a lease for a Machine for legitimate financing purposes, you may transfer title to the Machine to the lessor. You may finance End Users' Product acquisitions.


13.  RISK OF LOSS

     We bear the risk of loss for a Product until its initial delivery from us.


14.  ENGINEERING CHANGES

     You agree to allow us to install at a mutually-convenient location mandatory engineering changes (such as those required for safety) on all Machines in your inventory and to use your best efforts to enable us to install such engineering changes on your Customers' Machines. Mandatory engineering changes are installed at our expense and any removed parts become our property.

     During the warranty period, we manage and install engineering changes at:

     1. your or your Customers' locations for Machines for which we provide Warranty Service; and

     2. your location for other Machines. Alternatively, we will provide you with the parts (at no charge) and instructions to do the installation yourself. We will reimburse you for your labor at a rate we specify.


15.  LICENSED INTERNAL CODE

     Certain Machines we specify (called "Specific Machines" use Licensed Internal Code (called "Code"). The IBM Corporation owns copyrights in Code and owns all copies of Code, including all copies made from them.

     We will identify each Specific Machine in writing. We grant the rightful possessor of a Specific Machine a license to use the Code (or any replacement we provide) on or in conjunction with, only the Specific Machine designated by serial number, for which the Code is provided. We license the Code to only one rightful possessor at a time. You agree that you are bound by the terms of the separate license agreement that we will provide to you.

                                   12 of 21

     YOUR RESPONSIBILITIES

     You agree to inform your Customer, and record on the sales receipt, that the Machine you provide is a Specific Machine using Licensed Internal Code. You agree to 1) provide the applicable license agreement to your Customer before the sale and 2) ensure that the agreement is signed before a sale to an End User.


16.  PROGRAMS

     For certain Programs, we require End Users to sign our license agreements. You agree to ensure those signatures are obtained and the appropriate supplements are issued before those Programs are provided. All other Programs (called "Program Packages") are licensed under the terms of the agreements provided with them.

     When you make authorized copies of Programs, you agree to reproduce the copyright notice and any other legend of ownership on the copies. When we provide you with service materials for Programs, you agree to copy and distribute those materials to End Users.

     You agree to refund the amount paid for

     1. an IBM Program Package returned to you because the End User does not accept the terms of the license (for example, by not opening the media envelope or not using the Program). However, if such Program is packaged together with other Programs or Machines as a solution, all components must be returned. In this case, you agree to refund the amount paid for all the components; and

     2. any defective IBM Program returned to you under the terms of its warranty.

     In either case, you may return the IBM Product to us, at our expense, for credit.


17.  INSTALLATION AND WARRANTY

     For a Machine to function properly, it must be installed in a suitable physical environment. For a Machine we install, we will ensure that it is in good working order and meets the criteria specified in its Official Published Specifications before we consider it installed. We provide instructions to enable the setup of Customer-set-up Machines. We are not responsible for the installation of Programs or non-IBM Machines.

     With each IBM Machine we ship, we include a copy of our statement of limited warranty. We will provide a copy to you. You agree to make it

                                   13 of 21
     available to the End User for review before the sale. We provide non-IBM Products on an "AS IS" basis. However, non-IBM manufacturers, suppliers, or publishers may provide their own warranties to you.


     DATE OF INSTALLATION

     We calculate the expiration of an IBM Machine's warranty period from the Machine's Date of installation.

     The Date of Installation for a Machine we are responsible for installing is the business day after the day 1) we install it or 2) we make it available for installation, if you (or the End User) defer installation. Otherwise (for example, if others install it or break its warranty seal), it is the day we deliver the Machine to you (or the End User).

     The Date of Installation for a Customer-set-up Machine:

     1. that we ship to the End User (or to you for your own use), is the fifth business day after the day the Machine is received;

     2. that you ship, is the earlier of 1) the second business day after the End User receives the Machine or 2) the day you or your Customer place the Machine in use: or

     3. is the same as the Date of Installation for a Machine that we install, if the Customer-set-up Machine is being installed with, and attached to, it.

     If we authorize you to install Programs on a Machine at an Authorized Location (and therefore you set up the Machine), we do not consider this as the Date of Installation, as long as you promptly ship the Machine to the End User.

     You (or your Customer, if other than an End User) must record the Machine's Date of Installation on the End User's sales receipt. You must also notify us upon our request.


18.  WARRANTY SERVICE

     We will inform you in writing who is responsible for providing Warranty Service for Machines. We do so by specifying the Warranty Service category for each Machine.


     WHEN WE ARE RESPONSIBLE FOR SERVICING MACHINES

                                   14 of 21

     When we are responsible for providing Warranty Service, we do so for the IBM Machine during its warranty period at no charge to keep it in, or restore it to good working order. In this case, you are not authorized to perform Warranty Service. You agree to convey all (or the remaining portion) of our warranty to your Customer.

     WHEN YOU ARE RESPONSIBLE FOR SERVICING MACHINES

     When you are responsible for providing Warranty Service, you agree to do the following according to the Service support guidelines we provide:

     1.  maintain Warranty Service capability;

     2. ensure that it is performed only by personnel trained to our standards and consistent with our service terms and statement of limited warranty;

     3. provide it even for Machines that the End User did not acquire from you; and

     4. submit only valid warranty-reimbursement requests to us that are within the specified time limits.

     We will:

     1. train you to provide Warranty Service. We provide training, at no charge, for the minimum number of your Service personnel that we require. Additional training may be provided for a fee;

     2.  provide you with necessary technical information; and

     3. pay you for Warranty Service performed and exchange (or reimburse you for) parts.


     MAINTENANCE PARTS

     We sell maintenance parts for use in providing Warranty Service and for maintaining Machines. You may sell such parts to others for use in maintaining Machines.

     ASSIGNMENT OF WARRANTY SERVICE RESPONSIBILITY FOR MACHINES WITH ON-SITE TYPE OF SERVICE

     For a Machine that we designate as having on-site type of service (performed at the Customer's location as opposed to the warranty provider's service location), you may assign Warranty Service responsibility to us or to anyone else authorized by us to provide it. You agree to:

                                   15 of 21

     1. ensure that the assignee accepts Warranty Service responsibility for each Machine assigned to it;

     2.  provide a copy of the sales receipt to the assignee:

     3.  notify your Customer of the assignment; and

     4.  remain responsible for your Customer's satisfaction with that Service.

     If you assign Warranty Service responsibility for all units of a Machine type to us, you are no longer required to be Warranty Service capable for that Machine type.

     When you accept Warranty Service responsibility from another of our remarketers, you may not reassign that responsibility and are responsible for Customer satisfaction with that Service.


     WARRANTY SERVICE FOR NON-IBM PRODUCTS

     For non-IBM Products that we do not warrant and other non-IBM equipment that a Customer may reasonably believe is warranted by us, you agree to inform your Customer in writing, before the sale, that we do not warrant them. You also agree to inform your Customer 1) that the Products or equipment are non-IBM, 2) of the applicable warranty (if any), and 3) of the procedure to obtain any warranty service.


19.  MARKETING OF IBM MAINTENANCE SERVICES FOR A FEE

     When you have marketed a Machine you are approved to market, to an End User, you may market our Maintenance Services on eligible machines in that account and receive a fee from us for marketing the Maintenance Services on those machines. We may specify additional terms in a relationship Attachment (for example, an Industry Remarketer Attachment). We provide Maintenance Services to the End User under the terms of our applicable agreement, signed by the End User. You agree to provide us with any required documents signed by you or the End User, as applicable, and inform the End User of our service procedures.

     We will not pay you the fee if the machine is already under our Maintenance Services or if the Maintenance Services had been terminated on the machine within the prior six months at the same account.


20.  PATENTS AND COPYRIGHTS

                                   16 of 21

     For purposes of this section only the term Product includes Licensed Internal Code and excludes Services.

     If a third party claims that a Product we provide under this Agreement infringes that party's patent or copyright, we will defend you against that claim at our expense and pay all costs, damages, and attorney's fees that a court finally awards, provided that you:

     1.  promptly notify us in writing of the claim; and

     2. allow us to control, and cooperate with us in, the defense and any related settlement negotiations.

     If such a claim is made or appears likely to be made, about a Product in your inventory, you agree to permit us to either enable you to continue to market and use the Product, or to modify or replace it. If we determine that none of these alternatives is reasonably available, you agree to return the Product to us on our written request. We will then give you an appropriate credit, as we determine, which will be either 1) the price you paid us for the Product (less any price-reduction credit) or 2) the depreciated price.

     This is our entire obligation to you regarding any claim of infringement.


     CLAIMS FOR WHICH WE ARE NOT RESPONSIBLE

     We have no obligation regarding any claim based on any of the following:

     1. your modification of a Product, or a Program's use in other than its specified operating, environment;

     2. the combination, operation, or use of a Product with any product, data, or apparatus that we did not provide; or

     3. infringement by a non-IBM Product alone, as opposed to its combination as part of a system of Products that we provide.

21.  LIABILITY

     Circumstances may arise where, because of a default or other liability, one of us is entitled to recover damages from the other. In each such instance, regardless of the basis on which damages can be claimed, the following terms apply.

     OUR LIABILITY

                                   17 of 21

     We are responsible for

     1. payments referred to in our patent and copyright terms described above:

     2. bodily injury (including death), and damage to real property and tangible personal property caused by our Products: and

     3. the amount of any other actual- loss or damage. up to the greater of $100,000 or the charges (if recurring, 12 months' charges apply) for the Product that is the subject of the claim.

     ITEMS FOR WHICH WE ARE NOT LIABLE

     Under no circumstances are we liable for any of the following:

     1. third-party claims against you for losses or damages (other than those under the first two items above);

     2.   loss of, or damage to, your records or data; or

     3. economic consequential damages (including lost profits or savings) or incidental damages, even if we are informed of their possibility.

     YOUR LIABILITY

     In addition to damages for which you are liable under law and the terms of this Agreement, you will indemnify us for claims by others made against us (particularly regarding statements, representations' or warranties not authorized by us) arising out of your conduct under this Agreement or as a result of your relations with anyone else.

22.  TRADEMARKS

     We will provide you with advertising guidelines for our togos, trade and service marks, trade names, emblems, and titles (collectively called "Trademarks"). We will notify you in writing of the title you are authorized to use. You may also use the IBM Business Partner emblem associated with that title. You may use the Trademarks only as described in the guidelines and only in association with the Products we approve you to market.

     On our request, you agree to change or stop using any advertising or promotional material that does not comply (as we determine) with our guidelines or this Agreement. When this Agreement ends, you agree to promptly stop using our Trademarks. If you do not, you agree to pay any expenses and fees that we incur in getting you to stop.

                                   18 of 21

     You agree that any goodwill attaching to our Trademarks as a result of your use of them belongs to us. You agree not to register or use any mark that is confusingly similar to any of our Trademarks.

23.  NO PROPERTY RIGHTS

     Your rights under this Agreement are not property rights and therefore. you cannot transfer them to anyone else or encumber them in any way. For example, you may not sell your authorization to market our Products or your right to use our Trademarks.

24.  CHANGES TO THE AGREEMENT TERMS

     In order to maintain flexibility in our relationships, we may change the terms of this Agreement by giving you one month's written notice. However, these changes are not retroactive. They apply as of the effective date we specify in the notice. If you do not accept a change, you must inform us in writing before its effective date. If you do so, any future change will not apply to you. However, if you sign a revised Profile, then all prior changes become effective.

     Otherwise, for a change to be valid, both of us must sign it. Additional or different terms in any order or written communication from you are void.

25.  ENDING THE AGREEMENT

     This Agreement ends when terminated or when the contract period ends.

     You may terminate this Agreement, with or without cause, on one month's written notice.

     We may terminate this Agreement, with or without cause, on three months' written notice. If the termination is for cause, we may (at our discretion) allow you a reasonable opportunity to cure. If you fail to do so, the date of termination is that specified in the notice. However, certain acts or omissions are so serious as to warrant immediate termination. If you repudiate this Agreement, materially breach any of its terms, or make any material misrepresentation to us, we may terminate this Agreement at any time, on written notice. Examples of a material breach are violation of our status-change terms, violation of our trademark terms, submission of a false warranty claim, unauthorized sale to a reseller, and failure to maintain Customer satisfaction. You agree that our only obligation is to provide the notice called for in this section and we are not liable for any claims or losses if we do so.

                                   19 of 21

     At the end of this Agreement, you agree to:

     1. pay for or return to us, at our discretion, any Products for which you have not paid: and

     2. allow us, at our discretion, to repurchase any other Products in your possession or control at the price you paid us, less any credits issued to you.

     Products to be returned must be unused, in new condition, and in your inventory (or in transit from us) on the day this Agreement ends. We will inspect the Products and reserve the right to reject them. You agree to pay ail shipping charges. Products returned to you under our money-back guarantee terms may be used and we pay their shipping charges.

     At the end of this Agreement, you must immediately pay us all amounts due. We may offset any amounts due you against amounts due us or any of our subsidiaries. Any terms of this Agreement, which by their nature extend beyond the day this Agreement ends, remain in effect until fulfilled, and apply to respective successors and assignees.

     We may permit you to continue to provide Products after this Agreement ends. If we do so, you agree to provide those Products under the terms of this Agreement.

26.  WAIVER OF NONCOMPLIANCE

     Failure by either of us to insist on strict performance or to exercise a right when entitled, does not prevent us from doing so at a later time, either in relation to that default or any subsequent one.

27.  ELECTRONIC COMMUNICATIONS

     Each of us may communicate with the other by electronic means. Therefore, you agree to utilize electronic communications with us. if and as we specify In such case, both of us agree to the following for all electronic communications:

     1. an identification code (called a "USERID") contained in an electronic document is legally sufficient to verify the sender's identity and the document's authenticity:

     2.   an electronic document that contains a USERID is a signed writing. and

     3. an electronic document, or any computer printout of it, is an original when maintained in the normal course if business.

     ELECTRONIC DATA INTERCHANGE

                                   20 of 21
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     We may provide Electronic Data Interchange (Called "EDI") Options to you
     Electronic invoicing and electronic payment are examples of these Options. When using EDI Options, each of us agrees:

     1. when a bank is involved, to pay our respective bank charges and to promptly notify the other of any changes to the bank payment process; and

     2. to promptly notify the other of any changes to the technology, process, or information upon which the EDI transactions are based.

     We will specify respective responsibilities for the EDI Option you choose.

28.  GEOGRAPHIC SCOPE

     All your rights and all our obligations are valid only in the United States and Puerto Rico.

29.  GOVERNING LAW

     The laws of the State of New York govern this Agreement.

                                   21 of 21

IBM BUSINESS PARTNER AGREEMENT -- REMARKETER
MANAGING INDUSTRY REMARKETER ATTACHMENT

--------------------------------------------------------------------------------

These terms are in addition (unless otherwise noted), to those of the Industry Remarketer Attachment and prevail over them.

1.   VALUE-ADDED ENHANCEMENT
     These terms replace those of the Value-Added Enhancement section of the Industry Remarketer Attachment.

     You agree to market Products only to resellers we approve, who market those Products together with their value-added enhancement (which we have previously approved) to End Users (and not to other resellers). You may also market Products to the reseller for their internal use. Such sales do not count towards your Commitment attainment or minimum renewal criteria. Resellers may provide, without their value added enhancement. 1) Products for their internal use, 2) up to 25% of the personal computer system units, including associated features and options, in each transaction, and 3) certain Products we specify to you. In any case, you are still responsible for all your obligations under this Agreement. You agree to collect from the reseller (and provide to us) applicable documentation that we require of resellers. We provide Product support to you tend not to End Users or resellers). We reserve the right to withdraw any reseller's approval.

2.   MARKETING OF PRODUCTS

     These terms replace those of the Marketing of Products section of the
     =====================================================================
     Industry Remarketer Attachment.
     ===============================

     You agree to:

     1.   market only to approved resellers and not to End Users:

     2. provide Products to the reseller only after you receive confirmation from us that we have received and accepted the signed Industry Remarketer Affiliate Document of Understanding.

     3. require the reseller to market our Products in a manner not contrary to this Agreement;

     4. ensure that the reseller is trained and capable of providing the support required to maintain Customer satisfaction;

     5. use your best efforts to ensure that for each Product the reseller markets, the reseller maintains the required records (and obtains them for us on request) and provides the applicable money-back guarantee, warranty information, license agreement, and sales receipt;

     6. notify us within one month when you terminate your relationship with a reseller.

     7. when you no longer have a relationship with a reseller, acquire and maintain a copy of that reseller's records (including sales and credit receipts): and

     8.   notify us within 10 days of the installation of Products.

     You may acquire Products for your internal use at your discount at the time we ship the Products. You agree not to remarket such Products for 24 months from their Date of Installation. These Products do not count toward your minimum renewal criteria or any Commitment.

     DEALER EXHIBIT PRODUCTS
     For Products listed in the Dealer Exhibit, you also agree to:

     1. market, support (including set up and test), and service them only at Authorized Locations; and

     2. receive and place them (and their maintenance parts) in inventory only at Authorized Locations or ship-to locations (and not at resellers' or End Users' locations). Maintenance parts are only available for Machines listed in the Dealer Exhibit and for Warranty Service Category B Machines listed in the Industry Remarketer Exhibit.

3.   RESELLER SUPPORT

     You agree that you are responsible for providing support to your resellers (and that we are not). At a minimum, you will provide the following to your resellers:

     1.   Product configuration assistance;

     2.   verification of the operation of the Product:

     3.   Product installation assistance;

     4.   Product technical usage support:

     5.   information regarding the Product's technical function;

     6.   explanation of the functions and expected performance of the Product:

     7.   Product announcements. brochures. and promotional information:

     8.   general Product administrative support; and

     9. information regarding applicable courses we provide and the course enrollment procedures.

     You also agree to assist us, in a manner we specify, in the proportional distribution of our offerings and services to your resellers.

     You are responsible for your reseller satisfaction.

4.   END USER SUPPORT

     You must provide Warranty Service and Program Services to the End User, if applicable. You are responsible for End User satisfaction. You must ensure that the reseller does not display or market our Products in a retail store or similar location. You must require the reseller to do the following:

     1.   provide facilities to demonstrate the enhancement;

     2.   select Products that best meet the End Users' needs;

     3. ensure that a completed license agreement is signed by the End User, where applicable, before a Program is distributed:

     4. verify the operation, and explain the functions and expected performance, of the Products and the enhancement to End Users;

     5. provide support (such as documentation and technical assistance) for the Products, the enhancement, and other products it requires;

     6. inform the End Users, upon their request, of applicable courses that we provide and how to enroll in them:

     7.   assist the End Users with the installation of Products; and

     8. select, develop, procure, integrate, and install all elements of the enhancement and any updates to it.

     However, you must inform the End Users that you are ultimately responsible for End User satisfaction.

5.   DEVELOPMENT SYSTEMS AND DEMONSTRATION SYSTEMS

     These terms replace those of the Development Systems section of the Industry Remarketer Attachment.

     DEVELOPMENT SYSTEM PRODUCTS

     We may allow you to acquire Products for resellers, primarily for their use in developing, testing, supporting, and demonstrating their value added enhancement. We call these "Development System" Products. We may also approve you to acquire Products for your resellers for their exclusive use in developing, supporting and testing their value-added enhancement. Such Products may not be used for demonstration purposes.

     We will provide applicable Warranty Services, and you will provide Program Services and all other support for Development System Products used by the resellers, even if they did not acquire them from you. Each reseller must agree to comply with these terms (as applicable) as though it were acquiring the Development System directly from us. If you or the reseller does not comply with these terms we may refuse to provide you with additional Development Systems at Development System discounts.

     DEMONSTRATION SYSTEM PRODUCTS

     We may allow you to acquire Products for your use primarily for demonstration and testing purposes and for supporting your industry remarketer affiliates. We call these "Demonstration System" Products.

     DEVELOPMENT SYSTEM PRODUCTS AND DEMONSTRATION SYSTEM PRODUCTS

     If the Development System or Demonstration System is a Machine for which there is a field upgrade available, and you have acquired the maximum number of Demonstration System Machines for your contract period, or if your reseller has acquired the maximum number of Development System Machines for a calendar year, you may acquire the field upgrade (but not a replacement Machine) as a Development or Demonstration System, as applicable. A Development or Demonstration System may not be resold, leased or transferred for 12 months from the Date of Installation of the Product (or its Machine upgrade).

     For Programs, you must ensure that, when required, the applicable license agreement is signed by the reseller and the completed supplement issued before the Program is distributed. We make Programs, and their upgrades if applicable, available to you at a 100% discount for use on an authorized Development or Demonstration System. Certain Programs may require your payment of a fee. We will specify such Programs and their fee.

     For a Development or Demonstration System (other than Programs) we will specify its applicable discount or price, as applicable. You may not combine this offering with any other discount or allowance. A Development or Demonstration System may not be resold, leased, or transferred for 12 months from its Date of Installation (or its Machine upgrade). You agree not to resell, lease or transfer Programs you acquire under these terms.

     We specify, in the applicable Exhibit, 1) the maximum quantity of each Development System Product you may acquire for your reseller in a calendar year, 2) the maximum number of Demonstration System Products you may acquire during your contract period.

     Development or Demonstration System Products do not count toward your minimum renewal criteria or any Commitment.

6.   CHANGES IN EQUITY OWNERSHIP

     Your managing industry remarketer authorization will immediately terminate if your business structure changes such that 50% or more of your equity ownership is held other than as specified in your application.

IBM BUSINESS PARTNER AGREEMENT - REMARKETER
INDUSTRY REMARKETER ATTACHMENT

--------------------------------------------------------------------------------

1.   VALUE-ADDED ENHANCEMENT

     You agree to market Products only with your value-added enhancement that we approve as part of an integrated solution for End Users. Certain Products we specify to you may not require a value-added enhancement. However, you may provide up to 25% of the personal computer system units, including associated features and options, in each transaction without such enhancement. If we withdraw approval of any such enhancement we also withdraw your authorization as our industry remarketer with regard to that specific enhancement. You are responsible for your enhancement, (and we are not).

     You agree to market Products only to End Users for whom your enhancement is the primary reason for acquiring Products (a sale without a required value-added enhancement is an additional example of a material breach). Unless we specify otherwise in writing, you will market only to such End Users who intend ongoing use of that enhancement as a significant part of their business operations. Your enhancement is not required to be the primary reason for acquiring upgrades to systems you have installed with your enhancement and where your enhancement is still in productive use.
     Upgrades include peripherals, programs and processor upgrades. However, your enhancement must be the primary reason for a processor upgrade requiring a processor serial number change. You agree to assist the End Users to achieve productive use of Products promptly after acquisition.

     If we inform you in writing of a specific industry code, you agree to market only to End Users within that code. We may provide certain installation planning assistance. We provide Product support to you (and not to End Users).

     You agree to:

     1.   provide facilities to demonstrate your enhancement;

     2. verify the operation. and explain the functions and expected performance, of the Products and your enhancement to End Users;

     3. provide support (such as documentation and technical assistance) for the Products, your enhancement, and other products it requires; and

     4. select, develop, procure integrate, and install all elements of your enhancement and any updates to it.

2.   USE OF AGENTS

     To assist you in the successful installation and your ongoing End User support requirements for the Products you are approved to market as an Industry Remarketer - Mid-Range, you may contract for the necessary skills with IBM Authorized Business Partners, who may perform such activities directly for your End User. However, you are responsible for your End User's satisfaction with such installation and support activities. You agree to indemnify IBM from any liability for the activities performed by such parties. Additionally, you may select IBM to perform such activities. In that event, IBM assumes customer satisfaction responsibilities for its activities.

     We may allow you to use an agent to represent you for other activities. If so we will provide written guidelines to you.

3.   MARKETING OF PRODUCTS

     You agree to:

     1.   select Products that best meet the End Users' needs;

     2. order Products in sufficient time to be shipped during the contract period for them to count toward your minimum renewal criteria or any
          Commitment:

     3. receive Products (listed in the Industry Remarketer Exhibit) only at Authorized Locations or ship-to locations (including End Users' locations);

     4. inform the End Users, upon their request, of applicable courses that we provide and how to enroll in them;

     5.   assist the End Users with the installation of Products; and

     6. if you are approved as an industry remarketer of mid-range computer Products, notify us within 10 days of the installation of Products.

     For Products listed in the Dealer Exhibit, you also agree to:

     1. market, support (including setup and test) and service them only at Authorized Locations or at End Users' locations; and

     2. receive and place them (and their maintenance parts) in inventory only at Authorized Locations or ship-to locations (and not at End Users' locations). Maintenance parts are only available for Machines listed in the Dealer Exhibit.

     For Products listed in the Dealer Exhibit which we announce as withdrawn from marketing, you may market them to resellers and to End Users without your value-added enhancement. However, you may not market withdrawn certified Products to resellers.

     When you market withdrawn Products to resellers you agree to:

     1.   distribute Products fairly.

     2. require your resellers to retain the necessary records (such as sales and credit receipts):

     3.   identify the resellers to us; and

     4. notify the resellers in writing that such Products are made available for marketing only in the United States and Puerto Rico.


4.   ASSOCIATION WITH AN AGGREGATOR

     If you acquire IBM Personal System Products from an Aggregator, your Aggregator is authorized to set up and test those Products for you on your request. If the setup includes preloaded IBM Programs, you must ensure that the End User has agreed to the terms of the applicable license agreement prior to the preload.


5.   INTERNAL USE OF PRODUCTS

     If we authorize you as an industry remarketer of mid-range computer Products, we allow you to acquire certain of those Products which you are approved to market, for your own internal use within your remarketing operations only and not for any other use including End User productive use, even if such use is managed within your business enterprise. Your value-added enhancement is not required for such acquisitions. The Industry Remarketer Exhibit includes further details.

     You may acquire Products for your internal use at your discount level at the time we ship the Products. You agree not to remarket such Products for 24 months from their Date of Installation. These Products do not count toward your minimum renewal criteria or any Commitment.


6.   PRICES AND PRICE CHANGES FOR INDUSTRY REMARKETER EXHIBIT PRODUCTS

     The following terms apply for Products listed in the Industry Remarketer Exhibit.

     A price decrease is effective on the date specified in our notice to you. We apply the associated discount to the decreased single-unit price for Products not yet shipped, provided you accept any related changes in terms.

     Otherwise, you may select 1) the decreased price without discount or 2) the discounted price available to you before the decrease.

     Prices increases do not apply to you if we receive your order prior to the effective date of the increase and if we ship your order within six months of the date we receive it.

     We may increase a recurring charge at any time. However, the effective date of the increase may not be less than 90 days from the date of our notice to you, and will be effective on the first day of the applicable invoice period specified in the notice.


     DISCOUNTS

     We provide a discount schedule for Products listed in the Industry Remarketer Exhibit. Some discount schedules have deeper discounts available when you agree to acquire, as applicable, 1) a specific quantity of Products from a specific Product Category, or 2) a minimum revenue amount as specified in the Exhibit. We call this your "Commitment". If you change your Commitment, you may subject to a higher or lower discount, as applicable. The discount applies only to Products acquired after the effective date of your Commitment change.

     To determine your discounted price, we apply the applicable discount to the Products lowest single-unit price in effect between the date we receive your order and our date of shipment, if such shipment is within six months of our receipt of your order. For Products shipped beyond the six months period, the discount is applied to the single-unit price in effect on our date of shipment.

     Unless we specify otherwise, discounts do not apply to Program upgrades, accessories, or field-installed Machine features, conversions, or upgrades.

     If during our review of your compliance with this Agreement, we find you have materially breached the terms of our relationship, in addition to our rights under law and the terms of this Agreement, for the applicable transactions, you will refund the discount you received from us and reimburse us for all administrative expenses associated with our compliance review activity.


7.   RE-WORK EXPENSE

     If you alter, defer, or cancel an order for Products and we incur expenses to re-work the Products, we will invoice you for the actual expenses incurred. For orders cancelled after shipment, the re-work charge is in addition to the inventory adjustment handling charge specified in the Industry Remarketer Exhibit.

8.   INSTALLATION OF MACHINE FEATURES, CONVERSIONS, AND UPGRADES

     For Machines listed in the Industry Remarketer Exhibit, we may require that Machine features, conversions, and upgrades be installed only on designated, serial-numbered Machines. You represent that you have the permission of the owner (if you are not the owner of the Machine) and any lien holders to 1) install features, conversions, and upgrades and 2) transfer removed parts to us.

     Some of these transactions (called "Net-Priced" transactions) include associated replacement parts. We provide these parts on an exchange basis. All removed parts in a Net-Priced transaction become our property. Replacement parts assume the service status of the parts they replace. For a Net-Priced transaction, you or your Customer must allow us to install it within 30 days of its delivery and to recover the removed parts.
     Otherwise, we may terminate the transaction, and the feature, conversion, or upgrade must be returned to us at your expense.


9.   IBM INDUSTRY REMARKETER EXHIBIT PROGRAMS

     You agree to have one license for each Program you provide to End Users, that is listed in the Industry Remarketer Exhibit. A Program which we provide to you at no charge and which is licensed for use with a Development System fulfills this requirement. You are responsible for copying and distributing the Programs you provide to End Users. On our request, you agree to also distribute documentation.

     You agree to:

     1. ensure that, when required, the applicable license agreement is signed by the End User and the completed supplement is issued (with a copy sent to us) before you copy and distribute the Program. Failure to provide us with the signed agreements promptly after they are signed is a material breach of this Agreement and cause for its immediate termination;

     2. promptly notify us if you become aware of any violation (or threatened violation) of the license terms, and give us reasonable assistance in enforcing our rights;

     3. promptly notify us if the End User provides you with any required notices under the license.

     4. provide the End User with all Program Services we make available to you; and

     5. copy and distribute to the End User any defect-correction information and subsequent Program releases we provide.

     COPYING AIX PROGRAMS CONTAINING THIRD-PARTY CODE

     If you are approved to market IBM RISC System/6000 AIX Programs containing third-party code, you may neither 1) delegate your right to copy these Programs nor 2) make copies that contain modifications you created from the use of UNIX(R) or OSF/1(R) source code.

     We do not grant you any rights to any trademarks of AT&T Technologies, Inc., UNIX System Laboratories, Inc., or any of their affiliates.

     You will not adopt a name for your product which is confusingly similar to any trademark of AT&T Technologies, Inc., UNIX System Laboratories, Inc., or any of their affiliates.

     You agree to:

     1.   maintain accurate records of the number of copies made;

     2. provide us quarterly statements of the number of copies made in that calendar quarter; and

     3. annually, upon request, make all relevant records available for audit by us, AT&T Technologies, Inc., UNIX System Laboratories, Inc., and Open Software Foundation, Inc.(R)

     PAYMENT

     The following are the bases on which we may require the amount payable for a Program to be paid:

     1.   one-time;

     2.   recurring (for example, a monthly license charge); or

     3. a combination of both (for example, an initial charge and an annual license charge).

     We will specify the amount and basis for the particular Program.

     Programs licensed to you on a recurring-charge basis are licensed for the period indicated in our invoice. You may market such Programs only on the same basis as licensed to you. You may not charge an End User a one-time charge for a Program you license from us on a recurring-charge basis. However, you may charge the End User whatever amount you wish for the recurring charge.

     (R) UNIX is a registered trademark of UNIX System Laboratories, Inc.
     (R)OSF/1 and Open Software Foundation are registered trademarks of Open Software Foundation, Inc.


10.  DEVELOPMENT SYSTEMS

     We may allow you to acquire Products for use primarily in developing, testing. supporting, or demonstrating your value-added enhancement. We call these Development System Products. We may also approve you to acquire Products under these terms, for the exclusive use of development, support and testing your value-added enhancement. Such Products may not be used for demonstration purposes.

     If you have a Development System Product that is a Machine for which there is a field upgrade available, and you have acquired the maximum number of Development System Products you may acquire for the contract period, you may acquire the field upgrade (but not a replacement Machine) as a Development System Product.

     You agree not to resell, lease, or transfer a Development System Product for 12 months from the Date of Installation of the Product (or its Machine upgrade).

     For a Development System Product listed in the Industry Remarketer Exhibit (other than Programs), we will specify either a Development System price or a Development System discount.

     We make Programs, and their upgrades if applicable, available to you at a 100 percent discount, for use on an authorized Development System. Certain Programs may require your payment of a fee. We will specify such Programs and their fee. You agree not to resell, lease or transfer Programs you acquire under these terms.

     For a Development System Product listed in the Dealer Exhibit, we will specify a Development System price.

     We will specify, in the applicable Exhibit, the maximum quantity of each Development System Product that you may acquire. If you are an industry remarketer of mid-range computer Products, you must have a Development System for each system type that you are approved to market.

     We will provide applicable Warranty and Program Services for Development System Products listed in the Industry Remarketer Exhibit. You are responsible for these Services for Development System Products listed in the Dealer Exhibit.

     Development System Products do not count toward your minimum renewal criteria or any Commitment. If you use a Development System Product in a manner that does not comply with these terms, we may charge you the difference between what you paid and the full price.

     You may not combine this offering with any other discount or allowance.


11.  PRELOAD OF PROGRAMS

     For certain Machines specified in the applicable Exhibit, we will, on your request, preload programs you select onto those on-order Machines.

     We will:

     1. send you a utility program and a kit containing blank tapes and instructions so you can provide us with tapes containing the programs selected for preload;

     2. make production copies of the tapes you send us, use those copies to load the Machine, and verify that the process is successfully completed;

     3. verify that the Machine is successfully delivered in a preloaded condition: and

     4. retain the tapes for at least three months following the shipment of the last Machine for which preloading is ordered. You may request a shorter retention period in writing. At the end of that period, we will erase the programs from all tapes in our possession.

     You agree to:

     1.   have a license for each IBM Program for which you order preloading;

     2. ensure that the applicable license agreement is signed by the End User and the completed supplement is issued (with a copy sent to us). You must do this before we ship the Machine;

     3. obtain approval from each owner of each non-IBM program you send us to copy, to -

          a. make as many copies as we may need to support the preload process, and

          b. reproduce, in each copy, only those copyright notices that appear within the program;

     4. provide us with programs and documentation according to the instructions that accompany the kit we send to you. You agree to return the entire kit and utility program;

     5. provide us with tapes at least four weeks before the scheduled shipment of the Machine for which you require preloading;

     6. not send us any information that is confidential or proprietary to anyone; and

     7. pay any applicable charges for preloading. Any discount that applies to the Machine also applies to preload charges.


12.  TRIAL PRODUCTS

     We may offer certain Products as "Trial Products." If you are approved for a Trial Product, you may provide it to End Users for evaluation purposes, or (if we agree) you may use it as part of a Development System. You may either return or retain a Trial Product. If you do not wish to retain it, you must notify us in writing before the end of the trial period. Otherwise, we will consider the Product to be retained.

     We will list in an Addendum the specifics of a trial, such as Trial period, Trial Products, and, if applicable, the End User. We reserve the right to withdraw a trial at any time.

     If the End User is participating in the trial, you agree to ensure that we receive the applicable agreement signed by you and the End User. You agree to provide the End User with the necessary details of the trial.

     We do not transfer title to Trial Products during the trial period. We will service and support them, and bear the risk of loss (except for theft or vandalism].

     You agree:

     1.   to inform us of each Trial Product's location;

     2. that the Product may not be moved to another location or altered, without our prior written approval. However, you may attach a non-IBM product or device to an IBM Machine without notice. You may not make any alteration or attachment that creates a safety hazard or renders maintenance of the Machine impractical;

     3. to return, at the end of the trial period, all Products (including any copies of Programs) not retained. The Products should be returned unaltered and in the same condition as when delivered to you. Alternatively, for Programs, you may destroy all copies; and

     4.   to furnish all labor for unpacking and packing.

     If you retain a Trial Product, payment is due on the business day following the last day of the trial period. For a Machine, we transfer title to you and no longer bear the risk of loss as of that day. However, the warranty period begins on the Date of Installation.


13.  TRADE-IN MACHINES

     We may specify certain Machines as eligible for trade-in. We will list in an Addendum such items as the Machine you agree to purchase (called the "Replacement Machine") and the Machine you agree to return to us (called the "Replaced Machine"). When we accept a Replaced Machine, we give you credit towards the purchase from us of other, eligible Machines. You agree to ensure that the same End User who was using the Replaced Machine, acquires the Replacement Machine. A Trial Machine may qualify as a Replacement Machine.

     For the Replaced Machine, you agree to:

     1.   restore an IBM Machine to its unaltered condition;

     2. have it in operating condition on the day before it is available for pickup;

     3.   furnish all labor for packing; and

     4. ensure that title to it is free of any legal obligations or restrictions on the day it is picked up, unless the IBM Credit Corporation owns both the Replacement and Replaced Machines.

     For the Replaced Machine, we will:

     1.   arrange for its pickup at your or the End User's location;

     2.   bear the risk of loss after it is picked up; and

     3.   pay normal transportation charges.

     The credit we give is in addition to any other discount for which the Replacement Machine may be eligible. The Replacement Machine counts toward your Commitment, unless the Replaced Machine was previously counted toward that Commitment. You agree to pay the full amount due for the Replacement Machine. You may not reduce your payment in anticipation of receiving the credit.

     If both Machines in a trade-in are used as part of a Development System, the Replaced Machine is not subject to Development System adjustment charges.

14.  MARKETING OF IBM SERVICES FOR A FEE

     We approve you to market, and will pay you a fee, for eligible Services you market 1) as our industry remarketer to End Users, or 2) as our managing industry remarketer, to resellers. You, or if you are a managing industry remarketer, your reseller, may market Services on any eligible machine in an account when 1) the End User to which the Service is marketed acquired your IBM approved value-added enhancement from you, or if you are a managing industry remarketer, from your reseller, and the enhancement is installed on one or more Machines you are approved to market, regardless of who marketed the Machine to the End User, or 2) you, or if you are a managing industry remarketer, your reseller, marketed a Machine to the End User under an IBM Business Partner relationship which did not require an IBM approved value-added enhancement.

     Services may be marketed on eligible non-IBM machines regardless of whether an IBM approved value- added enhancement is installed on a Machine in the account.

     We specify the eligible Sen/ices, and the percentages used to determine your fee, in an Exhibit:

     We will not pay you the fee if the machine is already under the Service or if the Service had been terminated on the machine within the prior six months at the same account.

IBM BUSINESS PARTNER AGREEMENT - REMARKETER
MARKET DEVELOPMENT FUND ATTACHMENT

--------------------------------------------------------------------------------

These terms are in addition to those of the Industry Remarketer and Managing Industry Remarketer Attachments. If there is a conflict among terms, the terms of this Attachment will prevail. This Market Development Fund program will end on December 1, 1994. We do not guarantee that it will be renewed or, if it is, that it will be structured in the same way.

1.   MUTUAL RESPONSIBILITIES

     Each of us agrees to:

     1. jointly develop a market development fund plan (specified in an Addendum) for our RISC System/6000 Products; and

     2. participate in quarterly reviews (for example, of marketing strategy and market development activities).

2.   OUR OTHER RESPONSIBILITIES

     We will:

     1. set up a market development fund to support your marketing of our RISC System/6000 Products to resellers;

     2. credit this fund with an amount which will be the greater of 1) [*] percent of your 1993 Product attainment multiplied by [*] percent, or
          2) $ [*]. Amounts we credit to the fund belong to us until we disburse them for an approved market development activity. Therefore, the fund and all amounts we credit to it belong to us. Any amounts remaining in the market development fund after December 15, 1994, are forfeited by you;

     3.   determine Your eligibility for disbursements from the fund:

     4. reimburse you for preapproved expenses, for which you submit an invoice and any other documentation that we may require. Reimbursement amounts will not exceed your available market development fund balance. We will provide reimbursements from the fund based on the reimbursement percent we specify in the Addendum. If this percent is less than 100, then you are responsible for the balance;

     5.   change the reimbursement percent solely at our discretion;


* Redacted pursuant to application for confidential treatment.

     6. reimburse you, in the following quarter, for approved expenses which we do not reimburse (due to an insufficient market development fund balance) in the quarter you submitted them; and

     7. periodically reconcile disbursements from the fund to amounts credited to the fund.

3.   YOUR OTHER RESPONSIBILITIES

     You agree to:

     1.   perform the activities specified in the market development fund plan;

     2. use disbursements from the tuna to market our RISC System/6000 Products to resellers, according to the guidelines we provide;

     3. submit our reimbursement form on a quarterly basis, by the dates specified in the Addendum. You also agree to submit invoices for reimbursement from the fund (if applicable), as we specify: and
     4. retain records (according to our guidelines) for three years of your use of a disbursement and expenses associated with the fund.

4.   ENDING THE ATTACHMENT

     This Attachment ends the earlier of 1) its termination or 2) December 1, 1994. When this Attachment ends, any Addendum under it will also end. Either of us may terminate this Attachment, with or without cause, on one month's written notice. We may terminate this Attachment at any time if you materially breach any of its terms.

IBM BUSINESS PARTNER AGREEMENT - REMARKETER
    MANAGING INDUSTRY REMARKETER - SCHEDULE A

--------------------------------------------------------------------------------

These terms are in addition to those of the Industry Remarketer and Dealer Exhibits and prevail over them. We may change these terms by giving you written notice. These discount schedules apply to specific Products as identified in the IBM Industry Remarketer Exhibit (Z125-4096). Those RISC System/6000, AS/400, IBM Point of Sale Products, and Network Integration Products identified with an "A" in the MIR column of the Industry Remarketer Exhibit are available to you at the discounts described below.

1.   RISC SYSTEM/6000 AND AS/400 DISCOUNT SCHEDULES

     A.   RISC SYSTEM/6000 PRODUCTS
          -------------------------

          1)   Included in Category A of the Industry Remarketer Exhibit;

               Annual Revenue   Discount Base
               Entry-$9.99M     [*]%
               $10.0-14.99M     [*]%
               $15.0-19.99M     [*]%
               $20M +           [*]%

               Includes Field Installed Features and Model Conversions.

               Includes Software and 1/0.

               RISC System/6000 Software Group to Group Upgrades, where available, are eligible for the same discount as the base license they are upgrading.

          2)   Not included in the Industry Remarketer Exhibit.

               - RISC System/6000 Machine Type 7020 Model 40P
                 discount is [*]% (Dealer Exhibit terms and conditions).

               - Managing Industry remarketers (MIRs) currently
                 approved for the IBM RISC System/6000 are authorized to market the IBM 7586 Model 43P Industrial Computer to their Industry Remarketer Affiliates.

                 7586 Model 43P is subject to standard Industrial
                 Computer discounts.  Contact an IBM representative for the


* Redacted pursuant to application for confidential treatment.

                 applicable discounts. The following remarketer information applies for the 7586 Model 43P.

                    - Price Reduction Category:  5
                    - Inventory Adjustment Category:  6
                    - Annual System Revenue Performance applies.
                    - The product is a customer setup machine.
                    - The product does not contain licensed internal code.

                    Please refer to IBM announcement letter, 595-104, dated 10/31/95, for complete terms and information on this product.

                  7573 Model 001 and 7574 Model 001 Industrial Graphics
                  Displays.

                  These Products are eligible for the RISC System/6000 Products discount grid, listed in this Schedule, that applies to Category A Products of the Industry Remarketer Exhibit. The following Remarketer information applies for these Products:

                  - Price Reduction Category:  5
                  - Inventory Adjustment Category:  6
                  - Annual System Revenue Performance applies
                  - The Product is a customer setup machine.
                  - The Product does not contain licensed internal code.

     B.   AS/400 PRODUCTS
          ---------------

          INCLUDED IN CATEGORY B OF THE INDUSTRY REMARKETER EXHIBIT

          Machine Type  Discount

          9401/P03   [*]%
          9402       [*]% (9402 Model 236 new machine orders are available at a
                          30% discount).
          9404       [*]% (9404/3XX Models available on an exception
                          basis only)
          9406       [*]%

          . AS/400 Field Installed Features and Model Conversions for AS/400 Machine Types 9401/9402/9404/9406: [*]%

          .  AS/400 Software and I/O Products: [*]%

             - Field Installed Features and Models Conversion for AS/400 I/O
               Products: [*]%
             - ASI400 Software Group to Group Upgrades, where available, are eligible for the same discount as the base license being upgraded.

* Redacted pursuant to application for confidential treatment.

     C.   EXCEPTIONS
          ----------

          The following exclusions and maximums apply and prevail over the Discount Schedules above:

          CATEGORY A
          ----------

          The discount for RISC System/6000 Machine Type 7248 (all models), as well as Model Conversions for Machine Type 7248, is [*]%.

          Discount Caps

          Maximum discount
               5765-496 = [*]%
               5775-526 = [*]%
               5601-263 = [*]% (Processor Category D5, 1-2 User Tier Only) 5621-027 = [*]%
               5765-083 = [*]%
               7010     = [*]%  (Models 140, 150, and 160 are available at a
                                single discount of [*]% and may be marketed independent of the standard Value-Added
                                Enhancement requirement. Orders for field installed features and model upgrades are available at the discounts described in the Annual Revenue table of Schedule A.

          CATEGORY A1 - Architecture and Engineering Series Programs and CAD/CAM
          -----------
          Programs

          These licensed programs may only be marketed to those IBM Industry Remarketer Affiliates who have been approved for those Products as their Approved Value-Added Enhancement.

          The following Licensed Programs are available at a [*]% discount:

               5696-054     5696-055      5696-057
               5696-060     5696-061      5697-186

          CATEGORY B
          ----------

          The IBM 9337 is available at a [*]% discount for new machine orders.

          CATEGORY B1
          -----------

          The following Licensed Programs are available at a [*]% discount:


* Redacted pursuant to application for confidential treatment.

          5696-024  5696-025  5696-026  5696-027  5696-029
          5696-030  5696-034  5733-CLS  5733-CSB  5733-CSC
          5733-CSR  5733-CSS  5733-CS5  5733-CS7  5733-CS9
          5733-055  5733-056  5738-FNT  5738-FS1  5738-0S1

     The following Licensed Programs are available at a [*]% discount:

          5696-006

     The following Licensed Programs are available at a [*]% discount:

          5620-ABL

     CATEGORY G1
     -----------

          7526, 7526 discount = [*]%

     CATEGORY M
     ----------

     The following Licensed Programs are available at a [*]% discount:

          5696-237   5896-238   5696-239   5696-240   5696-347
          5765-117   5765-118   5765-119   5765-121   5765-148
          5765-152   5765-532   5765-533   5765-534   5765-537
          5765-538   5765-540

     The following Licensed Programs are available al a [*]% discount:

          5601-260   5696-108   5696-236   5765-316

     The following Licensed Programs are available at a [*]% discount:

          5765-191   5765-192   5765-193   5765-263   5765-337
          5765-338   5765-339   5765-340   5765-341   5765-342
          5765-347   5765-348   5765 440   5765 441   5765-442
          5765 443   5765-605   5765-606   5765-607

     The following Licensed Programs are available at a [*]% discount:

          5765-527

     CATEGORY X
     ----------

     Products included in this category are available for marketing by both AS/400 and RISC System/6000 Remarketers.

     The following Licensed Programs are available at a [*]% discount:

          5621-159   5622-275   5622-276

     The following Licensed Programs are available at a [*]% discount:



* Redacted pursuant to application for confidential treatment.

          5798-RZB

D.   PRINTERS FROM THE IBM PRINTING SYSTEMS COMPANY
     ----------------------------------------------

     The printers from the IBM Printing Systems Company may be marketed without the standard Value-Added Enhancement requirement, and are available via the IBM Printing Systems Company Remarketer Exhibit, for reference purposes, available Products are listed in Category L of the Industry Remarketer Exhibit. These printers are available at a [*]% discount, with the following exceptions:

          3930/03D, 03S         = [*]%
          4232/302              = [*]%
          42471A00              = [*]%
          6252/P08, P12         = [*]%
          6400/004              = [*]%
          6408/A00              = [*]%
          6412/A00, CTO, CTA    = [*]%

E.   DEALER EXHIBIT PRODUCTS
     -----------------------

          3476, 3486, 3487, 3488 maximum = [*]%

F.   IBM UNINTERRUPTIBLE POWER SUPPLY (UPS)
     --------------------------------------

     1)   Discount Schedule for UPS Products.

     CATEGORY    MACHINE TYPE      MODEL              ELIGIBLE DISCOUNT
       K5            9910          Bxx*                      [*]%
                                   Exx*                      [*]%
                                   B30, B50, EP5             [*]%
                                   EP8, E80, U33             [*]%

     MES orders for Machines in this Category are not eligible for a discount.

     * Except for models specifically listed at a different discount.

     2)   Discount Schedule for ail other UPS Products:

          KVA CAPACITY                    MIR DISCOUNT
          (less than) 3 KVA               [*]%
          3 (less than) 18 KVA            [*]%
          = (greater than) 18 KVA         Quoted on request.

2.   IBM STORAGE PRODUCTS

* Redacted pursuant to application for confidential treatment.

     Products included in categories S1, S3, and S4 of the IR Exhibit may be marketed by Industry Remarketer Affiliates independent of the standard Value-Added Enhancement requirement.

     Category S1  All Products =  [*]%
     Category S2  3490/CXX, EXX = [*]%
                  3494 = [*]%
     Category S3  7135 = [*]%
     Category S4  All Products = [*]%
     Category SS  5765-564 = [*]%

     MES orders are eligible for the same discount as the base machine,, unless otherwise indicated.

3.   IBM POINT OF SALE PRODUCTS

     POINT OF SALE TERMINAL

     Machine Type*   Discount
         4694           [*]%
         4695           [*]%

     Includes Field Installed features and ModeJ Conversions.

     * IBM Point of Sale Products acquired under the terms of this Schedule are subject to the following Inventory Adjustment and Price Reduction Credit Provisions:

     INVENTORY ADJUSTMENT PROVISIONS

     Each quarter of your contract period, you must report your inventory of approved IBM Products as of the last calendar day of the preceding quarter. You must use a form provided by IBM and the completed inventory form must be received by IBM no later than the 10th workday of the new quarter.

     The maximum number of units of a Product you may return in a given quarter is equal to the number of units of such Product you reported as the final inventory for the previous contract period quarter. You may return these Products only once per contract period quarter. If Products being returned are accompanied by an order for new Products in an amount equal to or greater than the dollar value of the Products being returned, no Inventory Adjustment Charge will apply. If Products are returned without an accompanying order of equal or greater value, a [*]% Inventory Adjustment Charge will apply to all Products being returned.

     PRICE REDUCTION CREDIT PROVISIONS


* Redacted pursuant to application for confidential treatment.

     Price Reduction Credits are based on a nine (9) month look back and are applicable to machine type/models and associated field installed features and model conversions shipped from IBM as MES orders. In order to quality for a Price Reduction Credit, the following criteria must be met:

     -The Products must have been shipped by IBM during the 9-month period immediately preceding the effective date of the decrease.
     -The Products must be in the original unopened packaging.
     -The Products Date of Installation must not have occurred as of the effective date of the decrease.
     -The Product was not ordered for Development System installation.

     You must use a form provided by IBM to report that inventory in your possession as of the effective date of the decrease and to certify the above requirements. IBM may request copies of invoices, including any credit invoices, issued to you by IBM for the Products you are requesting credit on.

     IBM Customer Agreement Licensed Programs do not qualify for Price Reduction Credits.

4.   IBM NETWORK INTEGRATION PRODUCTS

     Products included in this section have unique certification requirements. Please contact your IBM representative for details. Products included in this section are available at the discounts described below. MES orders for installed features and model conversions are available at the same discount as the base machine type/model it is ordered for installation on.

     CATEGORY D
                     Eligible
     Type/Model      Discount
     8250/All           [*]%
     8260/All           [*]%
     8281 and 8282      [*]%

     6611/120           [*]%
     6811/125           [*]%
     6611/145           [*]%
     6611/175           [*]%

     2210               [*]%
     9741/001           [*]%

     CATEGORY D1


* Redacted pursuant to application for confidential treatment.

     Licensed Programs included in Category D1 are available at a 37% discount with the following exceptions:

     5648-016           [*]%
     5765-368           [*]%

5.   MANAGING INDUSTRY REMARKETER DEMONSTRATION SYSTEM

     Managing Industry Remarketers may acquire the following quantities of Demonstration System Products each contract period for use in supporting, recruiting, and training their Industry Remarketer Affiliates.

     Demonstration Products are made available to the MIR at the Development System Discounts specified in the Industry Remarketer Exhibit.

     Demonstration Products must be retained by the MIR for a minimum of twelve months from the Date of Installation.

     Refer to the Managing Industry Remarketer Attachment for additional terms.

     PRODUCT                            QUANTITY AVAILABLE
     -------                            ------------------

     RISC System/6000 Processors                [*]
     POWERparallel Processors (9076)            [*]
     AS/400 Processors                          [*]
     - 9401/P03                                 [*]
     * Network Integration Products             [*]
     * Point of sale Products                   [*]
     ** Storage Products                        [*]

     * MIRS may acquire the quantities indicated for each machine type they are approved to market in these Categories.

     ** MIRs may acquire up to 10 of the Products they are approved to market in these Categories.

     MIRs may acquire Products from the Complementary Categories in these quantities that IBM has indicated in the maximum number of these Products that will attach to their Demonstration System Processor Type.

6.   FEDERAL DISCOUNTS

     Managing Industry Remarketers authorized to market the RISC System/6000 or Network Integration Products to Industry Remarketer Affiliates may acquire Products for installation in a Federal account under the following discount



* Redacted pursuant to application for confidential treatment.

     schedules. MIR specific revenue commitments and discounts are identified in the individual MIR's Profile. Please contact your IBM representative for details.

     A.   MANAGING INDUSTRY REMARKETER FEDERAL DISCOUNT SCHEDULE
          ------------------------------------------------------

          1)  RISC SYSTEM/6600 PRODUCTS
              -------------------------

                                                        Discounts
              Annual System
              Revenue Performance*                 Hardware    Software

              Entry-$9,999,999                        [*]%         [*]%
              $10,000,000 - $14,999,999               [*]%         [*]%
              $15,000,000 - $19,999,999               [*]%         [*]%
              $20,000,000 and over                    [*]%         [*]%

          * This discount schedule is based on a single RISC System/6000 revenue commitment for Products acquired for both federal and commercial installations.

            a) The hardware Products in Category A on the IR Exhibit (Z12S-4096)
               are eligible for the hardware discounts above.

            b) The software Products in Category A are eligible for the software discounts listed above.

            c) Some Products listed in the Network Integration Products Federal
               Discount Schedule below may also be eligible RISC System/6000 Products. These Products may be acquired at the discounts listed below by IBM Authorized MIRs approved to market RISC System/6000 Products to Industry Remarketer Affiliates.

            d) All other authorized Products are available at the standard
               MIR/IR published discounts.

          2)  NETWORK INTEGRATION PRODUCTS FEDERAL DISCOUNT SCHEDULE
              ------------------------------------------------------

              Machine Type    Description                             Discount
Category O    6611            Network Processor - Model 12x              [*]%
              8260            Multiprotocol Intelligent Switching Hub    [*]%
              9741            High Speed Inverse Multiplexor             [*]%
              2210            Nways Multiprotocol Router                 [*]%
              2217            Nways Multiprotocol Concentrator           [*]%
Category D1   5648-016        Multiprotocol Network Program              [*]%
Category K1   9309            Rack Enclosure Expansion Unit              [*]%
Category K2   3299            Multiplexor Hub


* Redacted pursuant to application for confidential treatment.

a) Hardware Products specifically listed above are eligible for discounts listed above when sold to Federal End Users.

b) All additional Network Integration Products are eligible to IBM Authorized Industry Remarketers approved to remarket Network Integration Products are available at standard MIR/IR published discounts.

B.   FEDERAL END USER DEFINITION
     ---------------------------

     The following definition of "end user" applies when marketing to federal Government accounts:

     A) "Federal End User" includes federal government agencies or any other entity listed in GSA Order ADM 4800.2D, including those entities listed in Appendices A, B, and G of the Order, and any successor Order which may be published by the GSA in the federal Register. The term Federal End User also includes federal government cost reimbursement prime contractors and management and operating contractors that receive proper authorization under FAR Part 51 from federal agencies to make federal purchases or acquisitions where licenses granted and title to equipment vest in the federal government.

     B) The IR may propose an integrated solution through a higher-tier federal contractor in fulfillment of a specific government procurement where title to the IBM equipment passes directly to the federal government. In no event shall the IR permit transfer of title for any IBM equipment purchased under this Agreement to other than the federal government. Under no circumstances may the IR assign any of its responsibilities under the IR Agreement to the Federal End User.

7.   IBM SERVICES OFFERINGS
     ----------------------
                                                    MANAGING INDUSTRY REMARKETER
     Service Offering                               DISCOUNT     FEE PERCENT (1)

     Maintenance
     -----------
     Maintenance Service                                [*]           [*]%
     Corporate Service Offering(CSO)                    [*]           [*]%
     Mid Range Service Offering (MRSO)                  [*]           [*]%
     Entry Systems Service for Remarketers (ESSR)         (2)           (2)
     Corporate Service Offering for Remarketers (CSO/R)   (2)           (2)

     Continuing Support
     ------------------
     Support Family Services
          AS/400                                        [*]%          [*]%
          AIX                                           [*]%          [*}%


* Redacted pursuant to application for confidential treatment.

     Customized Operational Services
          ESCON Migration Services                     [*]%           [*]%
          SiteManager                                  [*]%           [*]%

     Project Support (3)
     -------------------
     Customized Operational services (4)               [*]%           [*]%

     Customized Operational Services Equipment
          Air Conditioners and Chillers                [*]%           [*]%
          Surge Suppressors                            [*]%           [*]%
          Uninterruptible Power Supplies(UPS)
          Less than 3 KVA                              [*]%           [*]%
          3 to 18 KVA                                  [*]%           [*]%
          Greater than 18 KVA                      Upon Request       [*]%
          Liebert DataPad*                             [*]%           [*]%

     Systems Integration                               [*]            [*]%
     Application Design & Development                  [*]            [*]%

     Other Services (Examples)
        LAN Doctor Services, SmoothStart, Softinstall  [*]%           [*]%

     NOTES:
     -----
     (1) The fee percent is applied to the Servico's one-time or recurring charge that IBM invoices the End User. For a recurring charge, we apply the percent to [*] times the monthly charge.

     (2) Eligible machines, discounts and periodic payment percentages are contained in the Exhibit for Corporate Service Option (Z125-3928) and Remarketer Exhibit for CSO Option (Z125 4170), and Remarketer Exhibit for Entry Systems Service (Z125-4254), as applicable.

          Payments are made quarterly for CSO and for ESS based upon the amount of adjusted charges invoiced during the quarter period.

                     PAYMENT          ADJUSTED
                     Percent      Charges Invoiced

                       [*]%      $       0 - $12,499
                       [*]%         12,500 -  49,999
                       [*]%         50,000 - 124,999
                       [*]%       125,000 or greater

     (3) Fees are paid on the total contract amount, including non-IBM Products, but excluding services which you, or your reseller we


* Redacted pursuant to application for confidential treatment.

          approve, perform as a subcontractor. Services offered by ISSC, EduQuest, and Education and Training are excluded.

     (4) The fee percent or discount is applied to the Service's charge, excluding moving company charges.

     *    The following is a trademark of the indicated companies:  DataPad
          (Liebert)